HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Hines Global REIT, Inc. (“Hines Global”) and, together with Hines Global REIT Properties, LP (the “Operating Partnership”), (the “Company”) made the following acquisitions since inception:

Property Name	Date of Acquisition	Net Purchase Price
17600 Gillette	June 9, 2010	$20.4 million
Brindleyplace Project	July 7, 2010	$282.5 million
Hock Plaza	September 8, 2010	$97.9 million
Southpark	October 19, 2010	$31.2 million
Fifty South Sixth	November 4, 2010	$185.0 million
Stonecutter Court	March 11, 2011	$146.8 million
FM Logistic	April 27, 2011	$70.8 million
Gogolevsky 11	August 25, 2011	$96.1 million
250 Royall Street	September 9, 2011	$57.0 million
Campus at Marlborough	October 28, 2011	$103.0 million
Fisher Plaza	December 15, 2011	$160.0 million
9320 Excelsior Boulevard	December 27, 2011	$69.5 million

On October 28, 2011, a subsidiary of the Company acquired the Campus of Marlborough, a complex of three interconnected office buildings and one amenity building along with an undeveloped parcel of land located in Marlborough, Massachusetts. The Campus at Marlborough consists of 532,246 square feet of net rentable area.  The net purchase price for the Campus at Marlborough was $103.0 million exclusive of transaction costs, financing fees and working capital reserves.  Hines Global funded the acquisition using proceeds from its current public offering along with the assumption of an existing $57.4 million mortgage loan with Bear Stearns Commercial Mortgage, Inc.

On December 15, 2011, a subsidiary of the Company acquired Fisher Plaza, a two-building office complex located in Seattle, Washington that consists of 293,727 square feet.  The net purchase price for Fisher Plaza was $160.0 million exclusive of transaction costs and working capital reserves.  Hines Global funded the acquisition using proceeds from its current public offering.

On December 27, 2011, a subsidiary of the Company acquired 9320 Excelsior Boulevard, an office building located in Minneapolis, Minnesota that consists of 254,915 square feet.  The net purchase price for 9320 Excelsior Boulevard was $69.5 million exclusive of transaction costs and working capital reserves.  Hines Global funded the acquisition using proceeds from its current public offering and proceeds from a bridge loan.

The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2010.  However, there are no pro forma adjustments for Fisher Plaza and 9320 Excelsior Boulevard included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for these recent acquisitions.

In management’s opinion, all adjustments necessary to reflect the effects of these acquisitions have been made. The unaudited pro forma consolidated statements of operations are not necessarily indicative of what actual results of operations would have been had the Company made these acquisitions on the first day of the period presented, nor does it purport to represent the results of operations for future periods. In addition, pro forma adjustments related to the purchase price allocation of the Campus at Marlborough are preliminary and subject to change.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
As of September 30, 2011
(In thousands, except per share amounts)

	September 30, 2011	Adjustments		Pro Forma
ASSETS
Investment property, net	$688,450	$78,020	(a)	$766,470
Cash and cash equivalents	229,425	(39,476)	(b)	189,949
Restricted cash	4,792	—		4,792
Interest rate swap contracts, net	—	—		—
Tenant and other receivables	11,039	—		11,039
Intangible lease assets, net	237,050	26,960	(a)	264,010
Deferred leasing costs, net	1,662	—		1,662
Deferred financing costs, net	7,606	—		7,606
Other assets	8,148	(6,108)	(b)	2,040
Total Assets	$1,188,172	59,396		$1,247,568
LIABILITIES AND EQUITY
Liabilities:
Accounts payable and accrued expenses	$20,683	114	(c)	$20,797
Due to affiliates	2,660	2,634	(d)	5,294
Intangible lease liabilities, net	8,371	1,980	(a)	10,351
Other liabilities	13,121	—		13,121
Interest rate swap contracts	13,006	—		13,006
Distributions payable	6,408	—		6,408
Notes payable	507,823	57,416	(a)	565,239
Total liabilities	572,072	62,144		634,216

Commitments and Contingencies	—	—		—

Equity:
Stockholders’ equity:
Preferred shares, $.001 par value; 500,000 preferred shares authorized, none issued or outstanding as of September 30, 2011	—	—		—
Common shares, $.001 par value; 1,500,000 common shares authorized, 80,303 common shares issued and outstanding as of September 30, 2011	80	—		80
Additional paid-in capital	666,907	—		666,907
Accumulated deficit	(67,688)	(2,748)	(c)(d)	(70,436)
Accumulated other comprehensive income	(17,371)	—		(17,371)
Total stockholders’ equity	581,928	(2,748)		579,180
Noncontrolling interests	34,172	─		34,172
Total Equity	616,100	(2,748)		613,352
Total Liabilities and Equity	$1,188,172	59,396		$1,247,568

See notes to unaudited pro forma consolidated balance sheet and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011

(a)
To record the pro forma effect of the Company’s $103.0 million acquisition of the Campus at Marlborough, assuming it had occurred on September 30, 2011.  The net purchase price was allocated to investment property, net and intangible lease assets and liabilities.  Pro forma adjustments related to the purchase price allocation of the Campus at Marlborough are preliminary and subject to change.

(b)
The acquisition was funded using proceeds from the Company’s current public offering and the assumption of an existing $57.4 million mortgage loan.  Additionally, as of September 30, 2011, the Company had funded deposits of approximately $6.1 million related to the Campus at Marlborough acquisition which was recorded in the other assets line item on the consolidated balance sheet.

(c)	To record the pro forma effect of the Company's acquisition expenses related to the acquisition of the Campus at Marlborough.

(d)	To record the pro forma effect of the Company's 2% acquisition fee and 1% debt financing fee related to the acquisition of the Campus at Marlborough.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2011
(In thousands, except per share amounts)

	Nine Months Ended September 30, 2011	Adjustments		Pro Forma
Revenues:
Rental revenue	$59,350	$26,271	(a)	$85,621
Other revenue	4,990	953		5,943
Total revenues	64,340	27,224		91,564
Expenses:
Property operating expenses	12,694	4,806	(a)	17,500
Real property taxes	4,984	1,650	(a)	6,634
Property management fees	1,579	1,090	(a)	2,669
Depreciation and amortization	37,256	13,048	(a)	50,304
Acquisition related expenses	3,819	(3,556)	(b)	263
Asset management and acquisition fees	11,354	(5,182)	(c)	6,172
General and administrative expenses	2,477	—		2,477
Total expenses	74,163	11,856		86,019
Income (loss) before other income (expenses) and provision for income taxes	(9,823)	15,368		5,545
Other income (expenses):
Loss on interest rate swap contracts	(16,163)	—		(16,163)
Other gains	36	57		93
Interest expense	(16,233)	(5,153)	(d)	(21,386)
Interest income	107	18		125
Income (loss) before provision for income taxes	(42,076)	10,290		(31,786)
Provision for income taxes	(1,638)	(1,227)	(a)	(2,865)
Net income (loss)	(43,714)	9,063		(34,651)
Net (income) loss attributable to noncontrolling interests	1,899	—		1,899
Net income (loss) attributable to common stockholders	$(41,815)	$9,063		$(32,752)
Basic and diluted loss per common share:	$(0.68)			$(0.53)
Weighted average number common shares outstanding	61,360			61,360

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Nine Months Ended September 30, 2011

(a)
To record the pro forma effect of the Company’s acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall and the Campus at Marlborough based on their historical results of operations assuming that the acquisitions had occurred on January 1, 2010.

(b)
To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall and the Campus at Marlborough.

(c)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the acquisitions of Stonecutter Court, FM Logistic, Gogolevsky 11, 250 Royall and the Campus at Marlborough had occurred on January 1, 2010. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees of $9.5 million included in the Company’s statement of operations for the nine months ended September 30, 2011 related to these acquisitions.

(d)
To record the pro forma effect of the Company’s interest expense assuming that the Company had permanent financing in place as of January 1, 2010 related to its acquisitions of Stonecutter Court, Gogolevsky 11 and the Campus at Marlborough.  Upon the acquisition of the Campus at Marlborough, the Company assumed an existing $57.4 million amortizing mortgage loan which bears interest at a rate of 5.21% and matures in December 2014.   See Note 4 – Debt Financing in our Quarterly Report on Form 10-Q for the nine months ended September 30, 2011 for further details related to Stonecutter Court and Gogolevsky 11.

HINES GLOBAL REIT, INC.
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2010
(In thousands, except per share amounts)

	Year Ended December 31, 2010	Adjustments		Pro Forma
Revenues:
Rental revenue	$23,158	$94,757	(a)	$117,915
Other revenue	1,716	5,198	(a)	6,914
Total revenues	24,874	99,955		124,829
Expenses:
Property operating expenses	5,832	18,945	(a)	24,777
Real property taxes	1,280	7,611	(a)	8,891
Property management fees	626	2,884	(a)	3,510
Depreciation and amortization	16,029	55,157	(a)	71,186
Acquisition related expenses	15,678	(15,467)	(b)	211
Asset management and acquisition fees	11,236	(3,006)	(c)	8,230
General and administrative expenses	1,866	—		1,866
Total expenses	52,547	66,124		118,671
Income (loss) before other income (expenses) and provision for income taxes	(27,673)	33,831		6,158
Other income (expenses):
Gain on interest rate swap contracts	2,800	—		2,800
Other gains	39	181		220
Interest expense	(6,035)	(22,347)	(d)	(28,382)
Interest income	110	103		213
Income (loss) before provision for income taxes	(30,759)	11,768		(18,991)
Provision for income taxes	(657)	(3,069)	(a)	(3,726)
Net income (loss)	(31,416)	8,699		(22,717)
Net (income) loss attributable to noncontrolling interests	5,951	(3,929)	(e)	2,022
Net income (loss) attributable to common stockholders	$(25,465)	$4,770		$(20,695)
Basic and diluted loss per common share:	$(1.30)			$(0.35)
Weighted average number common shares outstanding	19,597	39,616	(f)	59,213

See notes to unaudited pro forma consolidated statement of operations and notes to unaudited pro forma consolidated financial statements.

Notes to Unaudited Pro Forma Consolidated Statement of Operations for the
Year Ended December 31, 2010

(a)
To record the pro forma effect of all of the Company’s acquisitions (based on their historical results of operations which includes adjustments related to the purchase price allocation which was performed upon acquisition) assuming that the acquisitions had occurred on January 1, 2010.

(b) To eliminate the effect of non-recurring acquisition expenses recorded in relation to the Company’s acquisitions.

(c)
To record the pro forma effect of the Company's 1.5% asset management fee assuming that the Company’s acquisitions had occurred on January 1, 2010. In addition, this adjustment includes amounts required to eliminate the effect of non-recurring acquisition fees of $10.0 million included in the Company’s statement of operations for the twelve months ended December 31, 2010 related to these acquisitions.

(d)
To record the pro forma effect of the Company’s interest expense.  This calculation is based on the predication that all permanent financing assumed or arranged in connection with its acquisitions occurred on January 1, 2010 using the actual terms of the agreement.  Upon the acquisition of the Campus at Marlborough, the Company assumed an existing $57.4 million amortizing mortgage loan which bears interest at a rate of 5.21% and matures in December 2014.  See Note 4 – Debt Financing in our Quarterly Report on Form 10-Q for the nine-months ended September 30, 2011 for further details on all other acquisitions.

(e)
The Company owns a 60% interest in the Brindleyplace Project through the Brindleyplace JV, a joint venture it formed with Moorfield Real Estate Fund II GP Ltd. ("Moorfield"). The Company has consolidated the Brindleyplace JV and its wholly-owned subsidiaries in its financial statements. The purpose of this adjustment is to allocate 40% of the pro forma net income of the Brindleyplace JV to Moorfield in accordance with the joint venture agreement.

(f)
To record the pro forma effect of the proceeds required from the issuance of shares of the Company’s common stock to complete the acquisitions described in (a), less amounts received from the financing activities described in (d) above.  This adjustment assumes that the Company sold shares at a price of $10 per share less commissions, dealer manager fees and issuer costs.

Pro Forma Year Ended December 31, 2010
Cash needed to acquire 17600 Gillette	$20,350
Cash needed to acquire the Brindleyplace Project	59,290
Cash needed to acquire Hock Plaza	17,933
Cash needed to acquire Southpark	13,187
Cash needed to acquire Fifty South Sixth	89,992
Cash needed to acquire Stonecutter Court	54,751
Cash needed to acquire FM Logistic	70,848
Cash needed to acquire Gogolevsky 11	92,135
Cash needed to acquire 250 Royall	57,000
Cash needed to acquire the Campus at Marlborough	45,584
521,070

Net cash received from each share of common stock issued	$8.80

Common stock needed to purchase the properties listed above	59,213
Less: Historical weighted average common shares outstanding	(19,597)
39,616

Notes to Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2011 and
the Year Ended December 31, 2010

(1)  Investment Properties Acquired After January 1, 2010

On June 9, 2010, the Company acquired 17600 Gillette, a two-story office building located in Irvine, California. The building was constructed in 1977 and contains 98,925 square feet of rentable area which is 100% leased to one tenant.

On July 7, 2010, the Brindleyplace JV consummated its acquisition of the Brindleyplace Project. The Brindleyplace Project consists of five office buildings including ground-floor retail, restaurant and theatre space, and a 903-space multi-story parking garage constructed from 1997 - 2000. The Brindleyplace Project consists of 560,200 square feet of rentable area that is 99.2% leased to 32 tenants.

On September 8, 2010 the Company acquired Hock Plaza, a 12-story office building located in Durham, North Carolina.  Hock Plaza was constructed in 2004 and consists of 327,160 square feet of rentable area that is 99% leased to three tenants.

On October 19, 2010, the Company acquired Southpark, an industrial/flex office park complex of four buildings located in Austin, Texas. Southpark was constructed in 2001 and consists of 372,125 square feet of rentable area that is 94% leased to eight tenants.

On November 4, 2010, the Company acquired Fifty South Sixth, a 29-story office building located in Minneapolis, Minnesota. Fifty South Sixth was constructed in 2001 and consists of 698,783 square feet of rentable area that is 94% leased to thirty-two tenants.

On March 11, 2011, the Company acquired all of the share capital of Sofina for the sole purpose of acquiring Stonecutter Court, a core office building with two adjacent, ancillary buildings located in London, United Kingdom. Stonecutter Court was constructed in 1995 and consists of 152,829 square feet of rentable area that is 100% leased to three tenants.

On April 27, 2011, a subsidiary of the Company acquired Dolorous Limited and Ifmall Finance Ltd. for the sole purpose of acquiring FM Logistic Industrial Park. FM Logistic Industrial Park was constructed from 1998 - 2004 and consists of 748,578 square feet of rentable area that is 100% leased to one tenant.

On August 25, 2011, a subsidiary of the Company acquired Maxrange and Fibersoft Limited for the sole purpose of acquiring Gogolevsky 11, a nine-story office building located in Moscow, Russia.  Gogolevsky 11 was constructed in 1996 and consists of 85,740 square feet of rentable area that is 100% leased to six tenants.

On September 9, 2011, a subsidiary of the Company acquired 250 Royall Street, an office building located in Canton, Massachusetts.  250 Royall Street was constructed in 2002 and consists of 185,171 square feet of rentable area that is 100% leased to one tenant.

On October 28, 2011, a subsidiary of the Company acquired the Campus of Marlborough, a complex of three interconnected office buildings and one amenity building along with an undeveloped parcel of land located in Marlborough, Massachusetts. The Campus at Marlborough was constructed in 1999 and consists of 532,246 square feet of rentable area that is 100% leased to six tenants.

On December 15, 2011, a subsidiary of the Company acquired Fisher Plaza, a two-building office complex located in Seattle, Washington that was constructed from 2000 – 2003 and consists of 293,727 square feet of rentable area and is 96% leased to 39 tenants.

On December 27, 2011, a subsidiary of the Company acquired 9320 Excelsior Boulevard, an office building located in Minneapolis, Minnesota that was constructed in 2010 and consists of 254,915 square feet of rentable area.  In connection with this acquisition, the Company entered into a lease with Cargill, Inc (the seller) for a 100% of the net rentable area of the complex.

The unaudited pro forma consolidated statements of operations assume that all acquisitions described above occurred on January 1, 2010.  However, as described previously, there are no pro forma adjustments for Fisher Plaza and 9320 Excelsior Boulevard included in the unaudited pro forma consolidated financial statements since the financial statements are not currently required to be filed for these recent acquisitions.